Exhibit 4.3

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Websire: www.nvsos.gov

	Filed in the office of	Document Number 20180421070-55
Certificate of Designation	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS 78.1955)	Barbara K. Cegavske	09/25/2018 10:05 AM
	Secretary of State	Entity Number
	State of Nevada	E0447522006-1

Certificate of Designation For

Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1. Name of Corporation:

RINEON GROUP, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

IT IS HEREBY RESOLVED, the Corporation is authorized to issue 10,000,000 shares of Preferred Stock with a par value of $0.0001 with the shares being designated as follows:

1,000,000 shares as "Series A Convertible Preferred Stock"; Conversion rights 1 common for every 12,000 held, with voting rights that must be voted as a class no rights on normal votes.

3,000,000 shares as "Series B Preferred Stock;. with No voting rights, and conversion rights of 1,000 shares for every one share of Series B held.

1,000,000 shares as "Series C Preferred Stock"; with 100,000 votes for every share held, and conversion into common at 1:1 for every share of Series C held.

3. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

/s/ Chris Lotito
Signature of Officer

1

CERTIFICATE OF DESIGNATION
OF
RINEON GROUP, INC..

ESTABLISHING THE DESIGNATIONS, PREFERENCES,
LIMITATIONS AND RELATIVE RIGHTS OF ITS
SERIES A CONVERTIBLE PREFERRED STOCK

Pursuant to Section 78.1955 of the Nevada General Corporation Law, Rineon Group, Inc.., a corporation organized and existing under the Nevada General Corporation Law (the "Company"),

DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 78.1955 of the Nevada General Corporation Law, the Board of Directors, by unanimous written consent of all members of the Board of Directors on September 25, 2018, duly adopted a resolution providing for the issuance of Series A Convertible Preferred Stock, which resolution is and reads as follows:

RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors of Rineon Group, Inc.. (the "Company") by the provisions of the Certificate of Incorporation of the Company, as amended, a series of the preferred stock, par value $.00001 per share, of the Company be, and it hereby is, established; and

FURTHER RESOLVED, that the series of preferred stock of the Company be, and it hereby is, given the distinctive designation of "Series B Convertible Preferred Stock"; and

FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall consist of One Million (1,000,000) shares; and

FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below:

Section 1. DESIGNATION OF SERIES; RANK. The shares of such series shall be designated as the " Series A Convertible Preferred Stock" (the "Preferred Stock") and the number of shares initially constituting such series shall be up to one million shares.

Section 2. DIVIDENDS. The holders of Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

Section 3. LIQUIDATION PREFERENCE. The holders of Preferred Stock shall not be entitled to any liquidation preference.

Section 4. VOTING RIGHTS The holders of the Preferred Stock will have the voting rights as described in this Section 4 or as required by law. For so long as any shares of the Preferred Stock remain issued and outstanding, the holders shall only have rights to vote on matters pertaining to the Series A Convertible Preferred Stock, they will have no voting rights on matters presented to the Common stockholders.

Section 5. CONVERSION RIGHTS. The shares of Preferred Stock shall be convertible into Common stock at a ratio of 1 Common share for every Twelve Thousand (12,000) shares of Preferred Stock Held. Conversion shall be restricted to not allow shareholder that is converting (the "Convertor") to end up with a resultant amount of shares that exceeds 4.95% of the resultant issued and outstanding shares of common stock in the Corporation post conversion.

Section 6. REDEMPTION RIGHTS. The shares of Preferred Stock shall have no redemption rights.

Section 7. NOTICES. Any notice required hereby to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

IN WITNESS WHEREOF, the Company has caused this statement to be duly executed by its Chief Executive Officer as of the day and year first written above.

Rineon Group, Inc.

/s/ Chris Lotito
Chris Lotito Interim CEO

2

CERTIFICATE OF DESIGNATION
OF
RINEON GROUP, INC..

ESTABLISHING THE DESIGNATIONS, PREFERENCES,
LIMITATIONS AND RELATIVE RIGHTS OF ITS
SERIES B PREFERRED STOCK

Pursuant to Section 78.1955 of the Nevada General Corporation Law, Rineon Group, Inc.., a corporation organized and existing under the Nevada General Corporation Law (the "Company"),

DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 78.1955 of the Nevada General Corporation Law, the Board of Directors, by unanimous written consent of all members of the Board of Directors on September 25, 2018, duly adopted a resolution providing for the issuance of Series B Preferred Stock, which resolution is and reads as follows:

RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors of Rineon Group, Inc.. (the "Company") by the provisions of the Certificate of Incorporation of the Company, as amended, a series of the preferred stock, par value $.00001 per share, of the Company be, and it hereby is, established; and

FURTHER RESOLVED, that the series of preferred stock of the Company be, and it hereby is, given the distinctive designation of "Series B Preferred Stock"; and

FURTHER RESOLVED, that the Series B Preferred Stock shall consist of Three Million (3,000,000) shares; and

FURTHER RESOLVED, that the Series B Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below:

Section 1. DESIGNATION OF SERIES; RANK. The shares of such series shall be designated as the "Series B Preferred Stock" (the "Preferred Stock") and the number of shares initially constituting such series shall be up to one million shares.

Section 2. DIVIDENDS. The holders of Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

Section 3. LIQUIDATION PREFERENCE. The holders of Preferred Stock shall not be entitled to any liquidation preference.

Section 4. VOTING RIGHTS The holders of the Preferred Stock will have the voting rights as described in this Section 4 or as required by law. For so long as any shares of the Preferred Stock remain issued and outstanding, the holders shall have no voting rights per every share of Preferred Stock held.

Section 5. CONVERSION RIGHTS. Each one (1) share of Series B Preferred Stock shall be convertible into One Thousand (1,000) shares of Common stock, with the restriction that the conversion will only be allowed if the converting shareholder does not end up with a resultant number of common shares in excess of 4.95% of the issued and outstanding shares of Common stock in the Corporation based upon post conversion numbers.

Section 6. REDEMPTION RIGHTS. The shares of Preferred Stock shall have no redemption rights.

Section 7. NOTICES. Any notice required hereby to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

IN WITNESS WHEREOF, the Company has caused this statement to be duly executed by its Chief Executive Officer as of the day and year first written above.

Rineon Group, Inc.

/s/ Chris Lotito
Chris Lotito Interim CEO

3

CERTIFICATE OF DESIGNATIONOF

RINEON GROUP, INC..

ESTABLISHING THE DESIGNATIONS, PREFERENCES,
LIMITATIONS AND RELATIVE RIGHTS OF ITS
SERIES C PREFERRED STOCK

Pursuant to Section 78.1955 of the Nevada General Corporation Law, Rineon Group, Inc.., a corporation organized and existing under the Nevada General Corporation Law (the "Company"),

DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 78.1955 of the Nevada General Corporation Law, the Board of Directors, by unanimous written consent of all members of the Board of Directors on September 25, 2018, duly adopted a resolution providing for the issuance of Series C Preferred Stock, which resolution is and reads as follows:

RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors of Rineon Group, Inc.. (the "Company") by the provisions of the Certificate of Incorporation of the Company, as amended, a series of the preferred stock, par value $.00001 per share, of the Company be, and it hereby is, established; and

FURTHER RESOLVED, that the series of preferred stock of the Company be, and it hereby is, given the distinctive designation of "Series C Preferred Stock"; and

FURTHER RESOLVED, that the Series C Preferred Stock shall consist of one million (1,000,000) shares; and

FURTHER RESOLVED, that the Series C Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below:

Section 1. DESIGNATION OF SERIES; RANK. The shares of such series shall be designated as the "Series C Preferred Stock" (the "Preferred Stock") and the number of shares initially constituting such series shall be up to one million shares.

Section 2. DIVIDENDS. The holders of Series C Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

Section 3. LIQUIDATION PREFERENCE. The holders of Series C Preferred Stock shall not be entitled to any liquidation preference.

Section 4. VOTING RIGHTS The holders of the Series C Preferred Stock will have the voting rights as described in this Section 4 or as required by law. For so long as any shares of the Series C Preferred Stock remain issued and outstanding, the holders shall have one hundred thousand (100,000) votes per every one (1) share of Series C Preferred Stock held in matters brought before the common shareholders of the Corporation.

Section 5. CONVERSION RIGHTS. The shares of Series C Preferred Stock shall be convertible into Common stock at a conversion rate of One Million (1,000,000) Preferred Shares into one (1) share of Common Stock of the Company.

Section 6. REDEMPTION RIGHTS. The shares of Preferred Stock shall have no redemption rights.

Section 7. NOTICES. Any notice required hereby to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

IN WITNESS WHEREOF, the Company has caused this statement to be duly executed by its Chief Executive Officer of the day and year first written above.

Rineon Group, Inc.

/s/ Chris Lotito
Chris Lotito Interim CEO

4